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                                    AGREEMENT

     AGREEMENT dated as of March 31, 1994, between Redman Building Products, Inc. ("Building Products") and Virgil D. Lowe ("Executive").

     Whereas, Building Products recognizes that the Executive's contribution to the growth and success of Building Products has been substantial;

     Whereas Executive possesses an intimate knowledge of the business and affairs of Building Products, its policies, methods, personnel and problems;

     Whereas, Building Products desires that Executive i) remain in the employ of Building Products to assure itself of the continued services of Executive in light of the major issues that have absorbed and will continue to absorb Building Products' and Executive's attention;

     Whereas, Building Products, in order to achieve its objectives as set forth above, is willing to set forth the minimum severance benefits which Building Products agrees will be provided to Executive in the event Executive's employment with Building Products is terminated at any time;

     Whereas, absent this Agreement, Building Products is under no legal obligation to provide additional compensation to Executive in addition to the compensation and benefits Executive is presently receiving; and

     Whereas, Executive is willing to continue in the employ of Building Products and to provide continued dedicated services to Building Products and its subsidiaries, provided he receives adequate assurance that he will receive certain compensation in the event of the termination of his employment.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency all of which are hereby acknowledged by the parties hereto agree as follows:

     1. EMPLOYMENT. Building Products hereby agrees to continue to employ Executive, and Executive agrees to continue to provide dedicated services to Building Products and its subsidiaries, on the terms and conditions set forth herein.

     2. POSITION AND DUTIES. Executive shall serve as Controller of Building Products and shall have such responsibilities, powers and duties as are normally attendant such position, and as may from time to time be prescribed by the Board of Directors of Building Products or the President, provided that such duties and responsibilities are substantially consistent with Executive's present duties.

     3. COMPENSATION. Executive shall receive a base salary at the annual rate of at least $77,500.00 (the "Minimum Rate"), subject to increase from time to time in the sole discretion of Building Products. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of Building Products hereunder.

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     4.   BENEFITS; VACATION.  Executive shall be entitled (a) to continue to participate in or receive benefits under all compensation plans, insurance plans, benefit plans and fringe benefit plans or arrangements presently in effect (or plans and arrangements providing Executive with substantially similar benefits), and shall be eligible to participate in any such plans or arrangements which are made available by Building Products in the future to its executives and key management employees, and (b) to not less than three (3) weeks of paid vacation each year together with all paid holidays given to senior executive officers. Nothing paid to Executive under any such plan or arrangement shall be deemed to be in lieu of compensation to Executive hereunder.

     5.   TERMINATION.

          (a)  TERMINATION FOR ANY REASON.   Building Products may terminate
Executive's employment at any time subject to providing the severance benefits, if any, as hereinafter specified according to the terms hereof. The "Date of Termination" shall mean the date on which Executive's employment hereunder terminates, and shall be specified in a written notice.

          (b) TERMINATION FOR CAUSE. Building Products may terminate Executive's employment for Cause. For the purposes of this Agreement, Cause shall mean i) the deliberate and willful failure by Executive to substantially perform Executive's duties with Building Products, other than any such failure resulting from Executive's incapacity due to physical or mental illness, or ii) the willful engaging by Executive in gross misconduct injurious to Building Products in the sole determination of the Board of Directors of Building Products acting in good faith, or iii) the conviction of Executive of fraud, misappropriation, embezzlement or any felony. For purposes of this subparagraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief by Executive that Executive's action or omission was in the best interest of Building Products.

     (c) TERMINATION FOR GOOD REASON. Executive may terminate his employment for Good Reason. "Good Reason" shall mean i) any reassignment of the Executive to duties materially inconsistent with those attendant his position, title and status with Building Products as set forth in paragraph 2 hereof, ii) any reduction in Executive's base salary below the Minimum Rate or the removal of Executive from participation in any employee benefit plan generally provided to all executive officers, or iii) any material breach by Building Products of any provision of this Agreement or the failure by Building Products to obtain the assumption of and the agreement to perform this Agreement by any successor as contemplated in paragraph 11(vi).


     (d)  TERMINATION FOR DISABILITY; RETIREMENT.

          (i) If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from his duties with Building Products on a full time basis for six (6) consecutive months, and within thirty
(30) days after written notice of termination is

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given, Executive shall not have returned to the full time performance of
Executive's duties, Building Products may terminate this Agreement for "Disability".

          (ii) Termination by Building Products or Executive of Executive's employment based on "Retirement" shall mean termination at normal retirement age in accordance with the Company's retirement policy, generally applicable to its salaried employees or in accordance with any retirement arrangement established with Executive's consent with respect to Executive.

     6.   COMPENSATION UPON TERMINATION.

     (a) Upon termination of Executive's employment i) by Building Products for any reason other than for Cause, Disability, Retirement or Death, or ii) by the Executive for Good Reason, in lieu of any severance payments that would otherwise be due Executive upon termination of his employment, which severance benefits are hereby waived and relinquished by Executive, Building Products shall:

          (i) pay Executive, Executive's full base salary through the Date of Termination at the rate in effect at the time notice of termination is given (but in no event less than the Minimum Rate), and a bonus, with respect to the immediately preceding fiscal year then ended (provided same has not already been paid) which accrued to Executive;

          (ii) pay Executive, for all accrued and unused vacation through the Date of Termination;

          (iii) pay Executive, Executive's full base salary at the rate in effect at the time notice of termination is given (but in no event less than the Minimum Rate), for twelve (12) months after the Date of Termination plus the pro rata share of a bonus, if any, with respect to then current fiscal year to which the Executive would otherwise be entitled but for the termination of Executive's employment, based upon the factors used in determining the bonus provided to Executive for Building Products' previous fiscal year. Such bonus shall be determined in the good faith determination of the Board of Directors of Building Products; and

          (iv) maintain in full force and effect, for the continued benefit of Executive for twelve (12) months after the Date of Termination, all employee benefit plans relating to hospitalization, medical, life insurance and disability programs or arrangements in which Executive was entitled to participate immediately before the Date of Termination provided that Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Executive's participation in any such plan or program is barred, Building Products shall arrange to provide Executive with benefits substantially similar to those which Executive is entitled to receive under such plans and programs.

     (b) Executive shall not be required to mitigate the amount of any payment provided for in subparagraph 6 (iii) hereof by seeking other employment or otherwise, provided however, that should Executive obtain other employment, the amounts of any salary and bonus provided to Executive pursuant to such subsequent employment shall offset amounts otherwise due under subparagraph 6
(iii) hereof. Building Products shall no longer have an obligation to provide benefits relating to hospitalization, medical, life insurance and disability programs or

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arrangements to the extent Executive is covered by any hospitalization, medical, life insurance and disability program or arrangement pursuant to such subsequent employment.

     (c) Upon termination of Executive's employment for Cause, Building Products shall pay Executive, Executive's full base salary through the Date of Termination at the rate in effect at the time notice of termination is given (but in no event less than the Minimum Rate), and Building Products shall have no further obligations to Executive under this Agreement.

     (d) During any period that the Executive fails to perform Executive's duties hereunder as a result of incapacity due to physical or mental illness, Building Products shall pay Executive, Executive's full base salary through the Date of Termination at the rate in effect at the time notice of termination is given (but in no event less than the Minimum Rate), and Building Products shall have no further obligations to Executive under this Agreement.

     7. Any provision of this Agreement to the contrary notwithstanding, if any amount otherwise payable to Executive pursuant to this Agreement would cause Executive to be subject to an excise tax with respect to such amount on account of Internal Revenue Code section 4999, then the amount payable to Executive pursuant to this Agreement shall be reduced to an amount which will not cause Executive to be subject to the excise tax imposed with respect to any such amount on account of Internal Revenue Code section 4999.

     8. UNAUTHORIZED DISCLOSURE. During the period of Executive's employment hereunder, Executive acknowledges and agrees that all of the documents and information to which he has had access during his employment, including, but not limited to, this Agreement, all information pertaining to any specific business transactions in which Building Products was involved, all information pertaining in any way to customers of Building Products, and in general, the business and operations of Building Products, are considered confidential and, that during the period of Executive's employment hereunder, and for the two (2) year period following termination of Executive's employment with Building Products, he shall not disclose to any person, other than an employee of Building Products or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive of Building Products or any subsidiary thereof (individually or collectively as the context may require, the "Building Products Group"), material confidential information obtained by him while in the employ of Building Products including, but not limited to confidential information with respect to any of the Building Products Group's products, improvements, formulas, customers, distribution of products or methods of manufacture; provided, however, that confidential information shall not include any information a) known generally to the public (other than as a result of unauthorized disclosure by the Executive), b) otherwise known or available to Executive prior to his employment by Building Products, or c) not treated as confidential by Building Products, except that Executive may disclose
(a) the existence of and the terms of this Agreement to Executive's spouse, attorney, accountant or tax return preparer if such person has agreed to keep its existence and provisions confidential, (b) to the extent required by judicial process and (c) with the written consent of the Building Products' Board of Directors or a person authorized thereby.

     9. NON-COMPETE. Executive agrees that, following termination of his employment with Building Products for any reason whatsoever, Executive shall not, for a period of one (1)

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after the date of such termination of employment, directly or have others on his behalf solicit, induce or encourage any employee of the Building Products Group to leave his or her employment.

     10. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

          IF TO EXECUTIVE:              IF TO BUILDING PRODUCTS:

          Virgil D.  Lowe               Board of Directors
          1504 Pecos                    Redman Building Products, Inc.
          Southlake, TX 76092           2550 Walnut Hill Lane
                                        Dallas TX 75229


or to such other address as any party hereto may have furnished to the other in writing.

     11.  MISCELLANEOUS.

          (i) No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of Directors of Building Products.

          (ii) No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          (iii) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Texas.

          (iv) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid, or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid, or unenforceable provision and be legal, valid, and enforceable.

          (v) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

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          (vi) This Agreement shall be binding upon Building Products and
Building Products' successors and assigns. Building Products will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Building Products, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Building Products would be required to perform it if no such succession had taken place. Failure of Building Products to obtain such agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and shall entitle Executive to compensation from Building Products in accordance with paragraphs 6 (a) and (b) hereof.

          (vii) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12. Executive acknowledges that he has read this Agreement, that his execution hereof is knowing and voluntary, that Executive had a reasonable time to deliberate regarding this Agreement, and that Executive understands that he had the right to consult with an attorney regarding this Agreement.

     13. No right or interest of Executive hereunder may be sold, assigned, transferred or pledged, in whole or in part, by operation of law or otherwise by Executive.

     14. The Parties agree that this Agreement: (a) contains and constitutes the entire understanding and agreement between them respecting the subject matter hereof, (b) supersedes and cancels any previous discussions, negotiations, agreements, commitments and writings respecting that subject matter, and (c) shall not be deemed or construed to create a trust fund or grant a security interest of any kind for the benefit of Executive, and to the extent that Executive acquires any rights to receive the severance payments hereunder, such rights shall be no greater than the right of any unsecured general creditor of Building Products.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

REDMAN BUILDING PRODUCTS, INC           EXECUTIVE



 By: \s\ Thomas W. Sturgess             \s\ Virgil D. Lowe
     -------------------------          -----------------------
Thomas W. Sturgess                      Virgil D. Lowe
Vice President

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